EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1, of our report dated October 4, 2011, relating to the financial statements of Chart Acquisition Corp. (a corporation in the development stage) and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass & Company, P.C.
Rothstein Kass & Company, P.C.

Roseland, New Jersey
November 21, 2011